Exhibit 99.2

FUNDQUEST, INCORPORATED

(a BNP paribas company)

Financial Statements as of and for the

Nine Months Ended September 30, 2011

Independent Auditors’ Report

FUNDQUEST, INCORPORATED

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

FundQuest, Incorporated

We have audited the accompanying statement of financial condition of FundQuest, Incorporated (the “Company”) as of September 30, 2011, and the related statements of operations, changes in stockholder’s equity and cash flows for the nine month period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2011, and the results of its operations and its cash flows for the nine month period then ended in conformity with accounting principles generally accepted in the United States of America.

As described in Note 9 to the financial statements, on December 13, 2011, BNP Paribas Investment Partners USA Holdings, Inc. sold all of the issued and outstanding shares of capital stock of FundQuest, Inc. to Envestnet, Inc.

/s/ McGladrey & Pullen LLP

Chicago, Illinois

February 27, 2011

FUNDQUEST, INCORPORATED

STATEMENT OF FINANCIAL CONDITION

AS OF SEPTEMBER 30, 2011

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,932,295
Accrued fees receivable	4,156,272
Progress fee receivable	416,667
Prepaid expenses and other current assets	116,440

Total current assets	7,621,674
Information technology, furniture and other equipment, net	465,026
OTHER ASSETS:
Restricted cash	430,000
Security deposit	8,340
Deferred income taxes	117,170

Total other assets	555,510

TOTAL	$8,642,210

LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$3,042,588
Payable for platform fees	2,140,000
Deferred platform fee credits	1,937,180
Lease exit costs payable	471,829
Income taxes payable	117,679

Total current liabilities	7,709,276
LONG-TERM LIABILITIES:
Deferred platform fee credits	8,878,739
Lease exit costs payable	958,123
Security deposit payable	183,813
Other long term liabilities	45,717

Total long-term liabilities	10,066,392

Total liabilities	17,775,668
COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDER’S EQUITY (DEFICIT)
Common stock, par value $0.01, 25,000,000 shares authorized, 100 shares issued and outstanding	1
Additional paid-in capital	200,000
Accumulated deficit	(9,333,459)

Total stockholder’s equity	(9,133,458)

TOTAL	$8,642,210

See notes to financial statements.

FUNDQUEST, INCORPORATED

STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

REVENUES:
Advisory fees	$15,858,063

OPERATING EXPENSES:
Professional services	8,242,043
Compensation and employee-related expenses	3,891,755
General administrative and marketing	960,431
Information technology	397,713
Travel and entertainment	292,515
Occupancy and related expenses	274,698
Depreciation and amortization	67,544

Total operating expenses	14,126,699

INCOME FROM OPERATIONS	1,731,364
NONOPERATING INCOME AND EXPENSES
Interest income	1,995
Loss on sale of warrants	(5,351,946)
Interest expense	(17,707)

Total other nonoperating expense	(5,367,658)

LOSS BEFORE INCOME TAX EXPENSE	(3,636,294)
INCOME TAX EXPENSE	456

NET LOSS	$(3,636,750)

See notes to financial statements.

FUNDQUEST, INCORPORATED

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

	Number		Additional	Accumulated
	of shares	Common stock	paid-in capital	deficit	Total
Balance - January 1, 2011	100	$1	$200,000	$(3,301,988)	$(3,101,987)
Net loss	—	—	—	(3,636,750)	(3,636,750)
Dividends paid	—	—	—	(2,394,721)	(2,394,721)

Balance - September 30, 2011	100	$1	$200,000	$(9,333,459)	$(9,133,458)

See notes to financial statements.

FUNDQUEST, INCORPORATED

STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,636,750)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	67,544
Loss on sale of warrants	5,351,946
Deferred rent liability	45,717
Changes in operating assets and liabilities
Accrued fees receivable	110,265
Progress fee receiveable	250,000
Prepaid expenses and other current assets	485,621
Accounts payable and accrued expenses	672,188
Payable for platform fees	(189,734)
Deferred platform fee credits	(1,452,884)
Lease exit costs payable	(540,276)
Income taxes payable	509

Net cash provided by operating activities	1,164,146

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of technology, equipment and furniture	(353,627)
Proceeds from sale of warrants	2,394,721

Net cash provided by investing activities	2,041,094

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(2,394,721)

Net cash provided by financing activities	(2,394,721)

NET INCREASE IN CASH	810,519
CASH - Beginning of period	2,121,776

CASH - End of period	$2,932,295

See notes to financial statements.

FUNDQUEST, INCORPORATED

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

FundQuest, Incorporated (the “Company”) a 100% direct subsidiary of BNP Paribas Investment Partners USA Holdings, Inc. (“Parent”) (formerly known as Charter Atlantic Corporation), a wholly owned subsidiary of Paribas North America, Inc., is a Delaware Corporation that manages and administers assets in fee-based investment programs for institutions and retail clients. The Company is registered with the Securities and Exchange Commission, as a registered investment adviser.

In 2010, the Company entered into a seven-year Outsourcing Agreement with a third party whereby the Company is utilizing the third party’s platform technology system to service its customer base (“Outsourcing Agreement”). As a result, the Company is no longer directly providing middle and back-office services to its clients, but continues to provide management and advisory services to its clients. See Note 7 for further discussion and accounting related to the Outsourcing Agreement.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition — Advisory fees are derived from money management, administration, and reporting services to institutional and retail clients. The Company records revenue (advisory fees) based on the terms of the advisory agreement, as a stated percentage of assets under management and advisory fees are recognized in revenue as earned.

The Company has contractual arrangements with clients to provide certain services, including subadvisory and distribution-related services. Management’s determination of whether revenue should be reported gross, based on the amount paid by the clients, or net of payments to third party service providers is based on management’s assessment of whether the Company is acting as the principal service provider or is acting as an agent. The primary factors considered in assessing the nature of the Company’s role include: (1) whether the Company is responsible for the fulfillment of the obligation, including the acceptability of the services provided; (2) whether the Company has reasonable latitude to establish the price of the service provided; (3) whether the Company has the discretion to select the service provider; and (4) whether the Company assumes credit risk in the arrangement.

During the nine months ended September 30, 2010, the Company’s four largest clients represented approximately 19.2%, 13.4%, 10.6% and 10.6%, respectively, of total advisory fees.

Cash and Cash Equivalents — Cash and cash equivalents consists of demand deposits and term deposits with an original maturity of three months or less. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents, and deposits to the extent of the amounts recorded on the balance sheets exceed federal depository insurance limits when applicable. Risks associated with cash and cash equivalents are mitigated by banking with highly creditworthy institutions. Interest income earned on cash balances is accrued as earned.

Information Technology and Other Equipment — Information technology and other equipment are carried at cost less accumulated depreciation. Both information technology and other equipment are depreciated using the double-declining method over the assets’ estimated useful lives, which range from three to eight years. Leasehold improvements are depreciated over the life of the lease or the asset, whichever is shorter. Repair and maintenance costs are expense as incurred.

Warrants — The Company accounts for warrants as a derivative instrument with gains and losses resulting from changes in fair value recorded in non operating income and expense on the accompanying statement of operations.

Income Taxes — The Company is included in the consolidated federal and state income tax return filed by Paribas North America, Inc. The Company’s income tax provision is determined on a separate legal entity-basis based on the results of operations of the Company.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company follows the provisions of Accounting Standards Codification (ASC) 740, Accounting for Uncertainty in Income Taxes. Under this guidance, the Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company presently does not have any unrecognized tax benefits recorded in the accompanying financial statements.

The Company’s major tax jurisdictions are federal and the Commonwealth of Massachusetts. The earliest tax year that remains subject to examination by these jurisdictions is 2008. The Company’s policy is to record interest and penalties associated with uncertain tax positions in income tax expense.

Financial instruments and fair value measurements — Fair Value Measurements are determined by the Company’s adoption of ASC 820-10, Fair Market Measurements and Disclosures, with the exception of the application of the statement to nonrecurring, nonfinancial assets and liabilities as permitted. ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in the principal (or most advantageous market) for the asset or liability in an orderly transaction between market participants at the measurement date. ASC 820-10 establishes a fair value hierarchy that prioritizes the inputs measuring fair value into three broad levels as follows:

Level 1 – Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities.

Level 2 – Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the asset or the liability; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 – Unobservable inputs reflecting the Company’s own assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

With the sale of the Warrant during 2011, at September 30, 2011, the Company did not hold financial instruments subject to fair value measurement.

New Accounting Pronouncements —

Comprehensive Income — In June 2011, the FASB issued guidance that requires all non-owner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements, and it eliminates the option to present components of other comprehensive income as a part of the statement of changes in stockholders’ equity. In addition, this guidance requires an entity to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement(s) where the components of net income and the components of other comprehensive income are presented. These amendments are to be applied retrospectively and are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011, early adoption is permitted. The Company does not anticipate the adoption of this guidance will have a material impact on the Company’s financial statements.

NOTE 3. INFORMATION TECHNOLOGY AND OTHER EQUIPMENT

At September 30, 2011, information technology and other equipment consisted of the following:

Information technology, furniture and other equipment	$844,645
Less: accumulated depreciation	(379,619)

Information technology, furniture and other equipment, net	$465,026

NOTE 4. INCOME TAXES

The Company’s effective tax rate differs from the federal statutory tax rate of 35% largely due to nondeductible expenses and the application of a valuation allowance against its net deferred tax asset.

Significant components of the income tax provision as of September 30, 2011, are as follows:

Income tax:
Current tax expense:
Federal	$—
State	456

Total current tax expense	456
Deferred tax expense:
Federal	164,163
State	61,959
Less: Valuation allowance	(226,122)

Total deferred tax expense	—

Total income tax expense	$456

Deferred tax assets and liabilities of the Company are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws expected to be in force when the differences reverse. The deferred tax assets are primarily composed of federal and Massachusetts net operating loss carry forwards as well as platform fee credits of $3,315,972. The net operating losses reflect the historic losses as incurred by the Company. However, the Company files a consolidated tax return with their parent. Under a tax sharing agreement, these net operating losses have been previously utilized.

Components of the Company’s net deferred tax assets as of September 30, 2011, are as follows:

Deferred tax assets:
Professional fees	$80,725
Accrued expenses	581,983
Federal and state net operating losses	2,887,960
Platform fee credits	3,315,972
AMT credit	117,170

Total deferred tax assets	6,983,810
Deferred tax liabilities:
Section 481(a) adjustment	123,913
Depreciation	135,118
Deferred income	269,083

Total deferred tax liabilities	528,114
Valuation allowance	(6,338,526)

Net deferred tax asset	$117,170

A valuation allowance totaling $6,338,526 has been applied against the Company’s net deferred tax assets as the Company has determined that it is more likely than not that the net operating loss deferred tax assets will not be utilized.

NOTE 5. RELATED PARTIES

The Company provides information management, professional and administrative services to its stockholder, affiliated investment partnerships, and other entities, which are related parties. Amounts recorded related to such services were $28,186 for the nine months ended September 30, 2011.

The Company receives certain back-office support services (i.e. Finance, Human Resources, marketing, Compliance, and Information Technology) from its Parent, BNP Paribas Investment Partners USA Holdings, Inc. Amounts recorded related to such services were $646,795 for the nine months ended September 30, 2011 and are included in Professional Services within the Statement of Operations. At September 30, 2011, the Company has accrued $385,482, included in accounts payable and accrued expenses on the accompanying statement of financial condition, for said services.

During 2011, the Company’s Board of Directors unanimously approved a dividend to its parent, BNP Paribas Investment Partners USA Holding, Inc. in amount of $2,394,721.

The Company has also entered into a space sharing agreement with an affiliate, as further referenced in Note 6.

NOTE 6. COMMITMENTS AND CONTINGENCIES

From matters arising in the ordinary course of business, the Company at times may be subject to actual, pending or threatened litigation, claims, or assessments. Based on the most recent information available, the Company periodically assesses the contingencies related to such matters and considers the need to record reserves in the event it is deemed probable that a liability has been incurred and the amount of its contingent loss, net of any applicable insurance coverage, can be reasonably estimated. As additional information becomes available, the Company adjusts its assessment and estimates of such liabilities. Based on management’s assessment, litigation is not expected to have a material impact on the financial statements.

The Company has an operating lease for its office space which is subject to escalations based on increases in the lessors’ operating costs and property taxes. The Company subleases all of its premises to third parties. In 2011, the Company entered into a space sharing agreement with an affiliate. The agreed rent expense is for a flat amount of $384,000 per year for as long as the Company occupies the premises. The future minimum lease commitments, excluding escalations, as well as the committed sublease income, as of September 30, 2011, listed below:

Year	Total	Sublease Income	Net Lease Commitments
2011	$376,321	$190,722	$185,599
2012	1,528,014	768,952	759,062
2013	1,558,319	788,293	770,026
2014	1,588,624	804,418	784,206
2015	687,050	201,610	485,440
2016	384,000	—	384,000
2017	384,000	—	384,000
2018	384,000	—	384,000
2019	384,000	—	384,000
2020	384,000	—	384,000
2021	160,000	—	160,000

	$7,818,328	$2,753,995	$5,064,333

Rent expense for the nine months ended September 30, 2011 was $305,857 and is included within the occupancy and related expenses in the accompanying statement of operations.

The Company has a $430,000 Irrevocable Standby Letter of Credit as security for a seven-year office lease. The letter of credit has an annual response date for automatic extension which was renewed in June 2011 and a final expiration date of no later than June 30, 2015. The letter of credit is collateralized by a $430,000 certificate of deposit which is recorded as restricted cash in the accompanying statement of financial condition.

NOTE 7. OUTSOURCING AGREEMENT

Prior to the acquisition of the Company by Envestnet, Inc. (Note 9) the Company entered into a seven year agreement with a Envestnet, Inc. to outsource its technology platform services business effective April 30, 2010. Pursuant to this agreement, the Company pays platform fees at an agreed upon rate applied to those assets under management to which this agreement relates. These platform fees are recorded as an expense within Professional Services on the statement of operations. In addition, the Company has received and will receive considerations from the third party as an inducement to enter into the agreement as further described below.

Upfront Payment — The Company received an upfront payment in the amount of $10,300,000 which is amortized on a straight line basis over the life of the agreement as a reduction of the costs of services Envestnet, Inc. is providing to the Company. A reduction in the amount of $1,103,571 has been reflected in Professional Services on the statement of operations for the nine months ended September 30, 2011. As of September 30, 2011, $10,815,919 is reflected as deferred platform fee credits within the statement of financial condition.

Progress Payments — The Company is also receiving progress payments of $1,000,000 annually over the first five years of the agreement. Such amounts are recognized as they become due and have been recorded in the statement of financial condition as progress fee receivable and a credit to professional services within the statement of operations.

Deferred Payment — Within 60 days after the fifth anniversary of the effective date of the agreement, Envestnet, Inc will pay the Company (the “deferred payment”), an amount calculated as the difference between the average annual revenues earned by Envestnet, Inc under the agreement over the five year period times 2.3 and the Upfront Payment. Such deferred payment can never be a negative amount. The Company has not recognized any amounts in the financial statements related to the deferred payment as realization of such amounts cannot be assured beyond a reasonable doubt at this time.

Warrants — The Company also entered into a separate agreement with Envestnet, Inc. on February 8, 2010, whereby Envestnet, Inc. granted to the Company warrants (“Warrants”) to purchase common stock. The exercise date of the Warrants was July 29, 2010, which is the date Envestnet, Inc. completed an IPO, the par value was $.001, the warrant price was 120% of the IPO price, and the expiration date is 42 months after initial exercise date. The Warrants are nontransferable unless transfer is made to a party approved by Envestnet, Inc. The Warrants hold no voting rights nor are they entitled to receive dividends. The fair value of the Warrants upon issuance was $3,260,255 and was accounted for as additional consideration related to the agreement and is being recognized as a reduction of the costs of the services Envestnet, Inc. provides the Company. For the period ended September 30, 2011, the Company reduced cost of services in the amount of $349,313 within Professional Services on the accompanying statement of operations over the term of the agreement.

In 2011, the Company received proceeds of $2,394,721 in exchange for the sale of the Warrant to an unrelated third party. The sale resulted in a loss of $5,351,946 which has been recorded as a non operating expense on the accompanying Statement of Operations.

NOTE 8. RESTRUCTURING

In association with the Outsourcing Agreement, the Company, in 2010, closed certain locations, in order to more appropriately align and manage the Company’s resources.

The summary of activity in accrued restructuring charges is as follows:

		Lease exit	Information
	Severance	costs payable (1)	technology	Total
Balance - January 1, 2011	$278,392	$1,970,228	$6,500	$2,255,120
Provision	—	17,707	—	17,707
Utilization	—	(557,983)	—	(557,983)
Payments	(278,392)	—	(6,500)	(284,892)

Balance - September 30, 2011	$—	$1,429,952	$—	$1,429,952

(1)	Cash payments for utilization of provision are net of sublease income.

NOTE 9. SUBSEQUENT EVENTS

Management has reviewed and evaluated all significant events and transactions that occurred after September 30, 2011 and through February 27, 2012, the date that these financial statements were available to be issued. This evaluation was made for all recognized and unrecognized subsequent events. The following subsequent events were identified:

On December 13, 2011, pursuant to a Stock Purchase Agreement, the Company’s Parent sold all of the issued and outstanding shares of capital stock of the Company to Envestnet, Inc. (Note 7.)

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